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EXHIBIT 99.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

         In connection with the Quarterly Report of Reeves Telecom Limited Partnership (the "Partnership") on Form 10-Q for the period ended September 30, 2002 (the "Report") and pursuant to 18 U.S.C. Section 1350, as adopted in
Section 906 of the Sarbanes-Oxley Act of 2002, I, Davis P. Stowell, Vice President of Grace Property Management, Inc., the general partner of the Partnership, acting in the capacity and carrying out the responsibilities of the chief financial officer of the Partnership, certify that to the best of my knowledge:

    1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 12, 2002                      By: /s/ DAVIS P. STOWELL
                                                 ------------------------------
                                                 Davis P. Stowell
                                                 Vice President, acting in the
                                                  capacity and carrying out
                                                  the responsibilities of the
                                                  chief financial officer of
                                                  Reeves Telecom Limited
                                                  Partnership